UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2017

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway, Suite 550
San Jose, CA 95110
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 944-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CEO Transition

On November 7, 2017, Quantum Corporation (“Quantum” or the “Company”) appointed Adalio T. Sanchez, 58, a member of the Company’s board of directors (the “Board”) as interim CEO to replace Jon Gacek who left the Company effective November 7, 2017.  Mr. Sanchez is a 35-year IT industry veteran who spent most of his career at IBM, including 16 years in senior executive and global general management roles.  Mr. Sanchez has served as a member of the Board since May 2017 and also serves on the board of directors of ACI Worldwide, Inc. (NASDAQ: ACIW).  His full biographical information is set forth in the Company’s proxy statement for its annual meeting held on August 23, 2017 (the “2017 Proxy Statement”) and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Sanchez and any other persons pursuant to which he was selected as interim Chief Executive Officer. There are no family relationships between Mr. Sanchez and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Sanchez’s appointment, the Board ended Raghu Rau’s service as Executive Chair and Mr. Rau resumed his prior role as Chairman of the Board.  The terms of Mr. Rau’s service as Executive Chair, including his compensation arrangements were previously disclosed on the Company’s Form 8-K, filed on September 5, 2017.

Changes in the Board of Directors

On November 9, 2017, the Board appointed Eric Singer, founder and managing member of VIEX Capital Advisors, LLC ("Viex"), the Company’s largest shareholder, to the Board.  VIEX recommended that the Board consider Mr. Singer’s appointment and this recommendation was then considered by the Corporate Governance and Nominating Committee of the Board (the “Nominating Committee”) in accordance with the Company’s Corporate Governance Guidelines.  The Nominating Committee recommended Mr. Singer’s appointment to the full Board, which approved his appointment.

The material terms and conditions of Mr. Singer’s appointment are set forth in his offer letter, which is filed with this report as Exhibit 10.1 and incorporated herein by reference. He will participate in the Company’s standard compensation and benefits program for outside directors described in the 2017 Proxy Statement and will receive an initial equity grant of $93,750 worth of restricted stock units (“RSUs”) to be valued on December 1, 2017.   The RSUs will be scheduled to vest on the date of the 2018 meeting of Quantum’s stockholders or, if earlier, September 1, 2018.  The standard annual cash retainer for Quantum nonemployee directors is $50,000 per year with additional smaller amounts for committee service.

There are no related party transactions between the Company and Mr. Singer (or any immediate family member thereof) requiring disclosure under Item 404(a) of Regulation S-K.

On November 8, 2017, Paul R. Auvill III resigned from the Board. There were no disagreements between Mr. Auvill and the Company. Mr. Auvill’s resignation letter is filed herewith as Exhibit 99.1.

Employment and Severance Arrangements

Sanchez Offer Letter

In connection with his service as interim CEO and as provided in an offer letter dated November 7, 2017 which is filed with this report as Exhibit 10.2 and incorporated herein by reference, Mr. Sanchez will receive a base salary of $50,000 per month, prorated for any partial months of work.  He will be eligible for a bonus based on the achievement of performance goals for fiscal year 2018 and the first quarter of fiscal year 2019, which goals relate to EBITDA and restructuring cost reduction goals.  The bonus (to the extent actually earned) will be based on a target of 100% of actual salary earned and be payable within 60 days after the performance period ends.  The bonus will be subject to a bonus plan administered the Leadership and Compensation Committee of the Board.  Mr. Sanchez will be granted 40,000 RSUs per month actually worked (with proration for any partial month). The RSUs will be scheduled to vest on November 30, 2018, subject to Mr. Sanchez continuing to be an employee or member of the Board.  Vesting of the RSUs will accelerate if he is terminated without cause or in connection with a change of control of Quantum.  Mr. Sanchez will not be entitled to any other severance or change of control benefits.

Gacek Separation Agreement

In exchange for a full release of claims in favor of Quantum and adhering to certain post-employment obligations (including, but not limited to, not soliciting Quantum employees for employment for a period of 12 months), Mr. Gacek will receive severance payments and benefits as set forth in the Release of Claims dated November 7, 2017 which is filed with this report as Exhibit 10.3 and incorporated herein by reference.  The payments and benefits consist of a lump sum payment of $1,200,000 (which is equivalent to 200% of his annual salary), accelerated vesting of any outstanding equity awards, and Company-paid COBRA health benefits for a period of 12 months.  If there is a change of control of Quantum within 12 months after Mr. Gacek’s termination of employment, he will receive an additional payment of $1,200,000.  Mr. Gacek will not be entitled to any severance payments or benefits under his preexisting offer letter or change of control agreement with Quantum.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
10.1	Offer Letter between Quantum and Eric Singer, effective as of November 9, 2017
10.2	Offer Letter between Quantum and Adalio Sanchez, dated November 7, 2017
10.3	Release of Claims between Quantum and Jon Gacek, dated November 7, 2017
99.1	Resignation Letter of Paul R. Auvil III, dated November 8, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

/s/ SHAWN D. HALL
Shawn D. Hall
Senior Vice President, General Counsel and
Secretary

Dated: November 13, 2017